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                                                                    Exhibit 99.1

[SANTARUS, INC. LOGO]


COMPANY CONTACT:                            INVESTOR CONTACT:
Debra P. Crawford                           Lippert/Heilshorn & Associates, Inc.
Chief Financial Officer                     Jody Cain (jcain@lhai.com)
(858) 314-5708                              Mike Pollock (mpollock@lhai.com)
                                            (310) 691-7100
                                            www.lhai.com

FOR IMMEDIATE RELEASE

                SANTARUS REPORTS FIRST QUARTER FINANCIAL RESULTS

            CONFERENCE CALL TO BEGIN AT 4:30 P.M. EASTERN TIME TODAY

SAN DIEGO (MAY 12, 2004) - Santarus, Inc. (NASDAQ: SNTS), a specialty pharmaceutical company focused on therapies for gastrointestinal diseases and disorders, today reported financial results for the quarter ended March 31, 2004. In April 2004, Santarus completed an initial public offering (IPO) of common stock, which generated gross proceeds of $62.1 million, including the exercise of the underwriters' over-allotment option.

"With the capital we raised through our IPO, we look forward to advancing our strategy to address therapeutic gaps in the $20 billion global gastrointestinal
(GI) prescription drug market with our immediate-release proton pump inhibitor
(PPI) product candidates," said Gerald T. Proehl, president and chief executive officer of Santarus. "We are working toward the achievement of several significant milestones as we transition from a company focused on R&D to one focused on the commercialization of our product candidates. Our goals for the balance of 2004 include obtaining U.S. Food and Drug Administration (FDA) approval for Rapinex(R) powder for oral suspension 20mg, and launching this product. We also plan to initiate pivotal pharmacokinetic/pharmacodynamic clinical studies with Rapinex capsules 20mg and 40mg and Rapinex chewable tablets 20mg and 40mg."

FIRST QUARTER FINANCIAL RESULTS

Research and development expense for the three months ended March 31, 2004 were $5.0 million, compared with $3.1 million for the comparable period last year. This increase reflects the hiring of additional personnel, higher manufacturing costs associated with formulation development and production of clinical trial materials for the Rapinex product candidates, Prescription Drug User Fee Act (PDUFA) costs associated with the submission of a New Drug Application (NDA) for Rapinex powder for oral suspension 40mg in February 2004, and expense associated with Santarus' clinical trial to evaluate the safety of Rapinex powder for oral suspension 40mg, which was initiated in October 2003 and completed in February 2004.

Selling, general and administrative expense totaled $3.4 million for the first quarter of 2004, compared with $1.3 million for the first quarter of 2003.
Higher SG&A expenses are attributable, in part, to the hiring of additional sales and marketing personnel and professional fees associated with preparing for commercial launch of the company's Rapinex powder for oral suspension 20mg product candidate.
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For the first quarter of 2004, the company reported a net loss of $10.2 million, compared with a net loss of $4.4 million for the first quarter of 2003.

As of March 31, 2004, Santarus had cash, cash equivalents and short-term investments of $37.7 million and working capital of $33.2 million. These amounts do not include the proceeds of Santarus' recent IPO completed in April 2004. In its IPO, Santarus sold 6,900,000 shares of common stock (including the exercise of the underwriters' over-allotment option) at a price to the public of $9.00 per share. Net proceeds from the offering of approximately $55.9 million, as well as the number of shares issued, will be reflected in Santarus' second quarter 2004 financial results.

CONFERENCE CALL

Santarus has scheduled an investor conference call regarding this announcement at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) today. Individuals interested in participating in the call may do so by dialing (888) 803-8275 for domestic callers, or (706) 643-7736 for international callers. A telephone replay will be available for 48 hours following the conclusion of the call by dialing (800) 642-1687 for domestic callers, or (706) 645-9291 for international callers, and entering pass code 7251393. The live conference call also will be available via the Internet by visiting the Investor Relations section of the company's Web site at www.santarus.com, and a recording of the call will be available on the company's Web site for 14 days following the completion of the call.

ABOUT PPIS

PPIs are the most common prescription treatment option for upper GI diseases and disorders, including gastroesophageal reflux disease (GERD), due to their potent acid suppression, demonstrated safety and once-daily dosing. However, all currently marketed PPIs are available for oral use only in delayed-release formulations. According to IMS Health total U.S. market sales of PPI products were $12.9 billion in 2003, and prescriptions written in the U.S. for PPI products totaled 95.2 million in 2003, up 10% from 2002.

ABOUT SANTARUS

Santarus, Inc. is a specialty pharmaceutical company focused on acquiring, developing and commercializing proprietary products for the prevention and treatment of gastrointestinal diseases and disorders. The company has two NDAs under review by the FDA for its product candidate Rapinex(R) powder for oral suspension 20mg and 40mg and is developing formulations of its Rapinex capsules and Rapinex chewable tablets product candidates for use in pivotal pharmacokinetic/pharmacodynamic clinical trials later this year. The Rapinex product candidates are immediate-release formulations of omeprazole, a widely prescribed PPI. More information about Santarus is available on the company's Web site at www.santarus.com.

Santarus cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Santarus that any of its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Santarus' business including, without limitation: the potential for Rapinex powder for oral suspension or its other product candidates to receive regulatory approval for one or more indications, and its ability to successfully launch any such product following receipt of regulatory approval; difficulties or delays in development, testing, manufacturing and marketing of its product candidates; the progress and timing of clinical trials, including its ability to initiate pivotal PK/PD clinical trials for Rapinex capsules and Rapinex chewable tablets; unexpected adverse side effects or inadequate therapeutic efficacy of its
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product candidates that could delay or prevent product development or commercialization or that could result in recalls or product liability claims; the scope and validity of patent protection for its product candidates; its ability to commercialize its product candidates without infringing the patent rights of others; competition from other pharmaceutical or biotechnology companies; its ability to obtain additional financing to support its operations; and other risks detailed in Santarus' Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on April 1, 2004.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Santarus undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

Santarus(R) and Rapinex(R) are registered trademarks of Santarus, Inc.

                               [Tables to follow]
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                                 SANTARUS, INC.
                            CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                               MARCH 31,   DECEMBER 31,
                                                                 2004          2003
                                                               --------      --------
ASSETS
Current assets:
     Cash and cash equivalents and short-term investments      $ 37,746      $ 45,648
     Other current assets                                           845           817
                                                               --------      --------
Total current assets                                             38,591        46,465
Long-term restricted cash                                           950           950
Property and equipment, net                                         621           616
Other assets                                                      1,170           157
                                                               --------      --------
Total assets                                                   $ 41,332      $ 48,188
                                                               ========      ========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
     Accounts payable and accrued liabilities                  $  5,163      $  3,835
     Current portion of long-term debt                              261           255
                                                               --------      --------
Total current liabilities                                         5,424         4,090
Long-term debt, less current portion                                156           224
Redeemable convertible preferred stock                           58,750        57,625
Total stockholders' deficit                                     (22,998)      (13,751)
                                                               --------      --------
Total liabilities and stockholders' deficit                    $ 41,332      $ 48,188
                                                               ========      ========

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                                 SANTARUS, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                  THREE MONTHS ENDED
                                                                       MARCH 31,
                                                            ------------------------------
                                                                2004              2003
                                                            ------------      ------------
Costs and expenses:
     Research and development                               $      5,039      $      3,104
     Selling, general and administrative                           3,438             1,269
     Stock-based compensation                                      1,824                48
                                                            ------------      ------------
Total costs and expenses                                          10,301             4,421
Interest and other income, net                                       114                31
                                                            ------------      ------------
Net loss                                                         (10,187)           (4,390)
Accretion to redemption value of redeemable
     convertible preferred stock                                  (1,124)               --
Beneficial conversion of short-term notes
     payable to related parties                                       --                --
                                                            ------------      ------------
Net loss attributable to common stockholders                $    (11,311)     $     (4,390)
                                                            ============      ============
Basic and diluted net loss per share                        $      (4.94)     $      (2.49)
                                                            ============      ============
Weighted average shares outstanding to calculate
     basic and diluted net loss per share                      2,289,319         1,759,560
Basic and diluted pro forma net loss per share              $      (0.46)     $      (0.60)
                                                            ============      ============
Weighted average shares outstanding to calculate
     pro forma basic and diluted net loss per share (1)       22,030,078         7,358,743

-------------------------------------------------------
The composition of stock-based
     compensation is as follows:
        Research and development                            $        414      $          -
        Selling, general and administrative                        1,410                48
                                                            ------------      ------------
                                                            $      1,824      $         48
                                                            ============      ============

(1) The pro forma shares used to compute basic and diluted net loss per share represent the weighted average common shares outstanding, reduced by the weighted average unvested common shares subject to repurchase, and include the assumed conversion of all outstanding shares of preferred stock into shares of common stock using the as-if converted method as of the beginning of the period or the date of issuance, if later.